Businesses of Thermogas Company to be Sold to Ferrellgas Partners, L.P.

Statements of Net Assets to be Sold and Operations to be Sold as of and for the Nine Months Ended September 30, 1999 and the Year Ended December 31, 1998, Statement of Operations to be Sold for the Year Ended December 31, 1997, and Independent Auditors' Report

Businesses of Thermogas Company to be Sold to Ferrellgas Partners, L.P.

Table of Contents

INDEPENDENT AUDITORS' REPORT                                           1

FINANCIAL  STATEMENTS AS OF AND FOR
THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
THE YEAR ENDED  DECEMBER 31, 1998,  AND
FINANCIAL  STATEMENT FOR THE YEAR ENDED
DECEMBER 31, 1997:

Statements of Net Assets to be Sold                                    2
Statements of Operations to be Sold                                    3

Notes to Financial Statements                                          4-9

INDEPENDENT AUDITORS' REPORT


To the Partners of
Ferrellgas Partners, L.P.
Liberty, Missouri

We have audited the accompanying statements of net assets of the businesses of Thermogas Company (the "Company"), a wholly-owned subsidiary of the Williams Natural Gas Liquids, Inc., to be sold to Ferrellgas Partners, L.P. ("Ferrellgas") (as described in Note 1 of the financial statements), as of September 30, 1999 and December 31, 1998 and the related statements of operations to be sold for the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared to present the net assets and operations of the Company to be sold to Ferrellgas (as described in
Note 1 of the financial statements) and are not intended to be a complete presentation of the Company's assets and liabilities. In addition, the accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed in the results of operations if the Company had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from the parent company applicable to the Company as a whole.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of the businesses of the Company as of September 30, 1999 and December 31, 1998 and the results of its operations for the nine months ended September 30, 1999 and for the years ended December 31, 1998 and 1997, in conformity with accounting principles generally accepted in the United States of America.






/s/Deloitte & Touche LLP
Kansas City, Missouri
February 25, 2000

Businesses of Thermogas Company to be Sold to Ferrellgas Partners, L.P.

STATEMENTS OF NET ASSETS TO BE SOLD
SEPTEMBER 30, 1999 AND DECEMBER 31, 1998

                                 (in thousands)



                                                                      September 30,      December 31,
                                                                          1999               1998

-------------------------------------------------------------------------------------------------------------------

ASSETS
Current
Cash                                                                 $   7,254         $    2,464
Accounts receivable (net of allowance for doubtful accounts
   of $4,171 and $2,954 in 1999 and 1998, respectively)                 17,538              7,842
Inventories [note 2]                                                    16,095             14,217
Prepaid expenses and other current assets                                  539                 81
---------------------------------------------------------------------------------------------------------------------
Total current assets                                                    41,426             24,604
---------------------------------------------------------------------------------------------------------------------

Property, plant & equipment, net [note 2]                              193,663            198,301
Intangible assets, net [note 3]                                        110,208            112,831
Other assets, net [note 4]                                               2,666              1,226
---------------------------------------------------------------------------------------------------------------------
Total assets                                                           347,963            336,962
---------------------------------------------------------------------------------------------------------------------

LIABILITIES
Current
Accounts payable                                                        28,282             15,590
Other current liabilities [note 2]                                       4,219              3,201
---------------------------------------------------------------------------------------------------------------------
Total current liabilities                                               32,501             18,791
---------------------------------------------------------------------------------------------------------------------


NET ASSETS TO BE SOLD                                                 $315,462           $318,171
---------------------------------------------------------------------------------------------------------------------

See notes to financial statements.

Businesses of Thermogas Company to be Sold to Ferrellgas Partners, L.P.

STATEMENTS OF OPERATIONS TO BE SOLD
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND THE
YEARS ENDED DECEMBER 31, 1998 AND 1997

                                 (in thousands)







                                                      Nine Months
                                                         Ended                 Year Ended
                                                     September 30,     December 31,    December 31,
                                                          1999             1998            1997

Revenues:
  Gas liquids                                        $146,615         $198,535           $252,575
  Other                                                24,999           36,918             36,805
------------------------------------------------------------------------------------------------------------------
Total revenues                                        171,614          235,453            289,380
Cost of product sold (exclusive of
    depreciation, shown separately below)              84,247          117,079            169,622
------------------------------------------------------------------------------------------------------------------
Gross profit                                           87,367          118,374            119,758
------------------------------------------------------------------------------------------------------------------
Operating expense                                      57,754           71,625             90,621
Depreciation and amortization expense                  16,308           21,091             18,724
General and administrative expense                     16,795           23,915             24,856
------------------------------------------------------------------------------------------------------------------
Income (loss) from operations                          (3,490)           1,743            (14,443)
------------------------------------------------------------------------------------------------------------------
Interest income (expense)                               1,279           (5,902)           (11,189)
Other income (expense)                                   (289)              91               (455)
------------------------------------------------------------------------------------------------------------------
Loss before income taxes                               (2,500)          (4,068)           (26,087)
------------------------------------------------------------------------------------------------------------------
Income tax benefit - effective tax rate                  (950)          (1,546)            (9,913)
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Net loss                                            $  (1,550)       $  (2,522)         $ (16,174)
-------------------------------------------------------------------------------------------------------------------


See notes to financial statements.

Businesses of Thermogas Company to be Sold to Ferrellgas Partners, L.P.

NOTES TO FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
YEARS ENDED DECEMBER 31, 1998 AND 1997

1. SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
Thermogas Company (the "Company") is engaged primarily in the sale, distribution, and marketing of propane and other natural gas liquids in the upper Midwest and Southeast regions of the United States. It also engages in the wholesale marketing of appliances. The retail market is seasonal because propane is used primarily for heating in residential and commercial buildings. Propane and appliances are marketed through retail locations to residential, agricultural, commercial and industrial customers.

Basis of Presentation
On December 17, 1999, Ferrellgas Partners, L.P. ("Ferrellgas") completed the acquisition of all assets and the assumption of certain liabilities related to the retail propane and wholesale appliance distribution businesses of the Company. The assets to be acquired and liabilities to be assumed with the businesses include the inventories, accounts receivable, certain property, plant and equipment, accounts payable, certain accrued expenses, and certain other assets and liabilities used by the operations sold. The primary liabilities of the Company not assumed include long and short term debt, intercompany payables, liabilities related to casualty losses and loss contingencies, liabilities related to employee benefit obligations or pension plans and deferred and current income tax liabilities.

Since only certain of the Company's assets were sold to and certain liabilities were assumed by Ferrellgas, statements of financial position, cash flows and stockholder's equity are not applicable. The accompanying statements of net assets to be sold include only those assets to be acquired and those liabilities to be assumed in accordance with the Purchase Agreement (the "Agreement"). In addition, the accompanying statements of operations to be sold include only the operations to be acquired in accordance with the Agreement.

Prior to the Acquisition on December 17, 1999, Thermogas Company was a subsidiary of Williams Natural Gas Liquids, Inc., a wholly-owned subsidiary of The Williams Companies, Inc. (the "Owner"). The Owner's corporate offices are located in Tulsa, Oklahoma, and provide certain administrative services to the Company. The Owner incurs various costs in connection with the operations of the Company such as accounting, legal, tax, credit, payroll, benefits and information services as well as executive management. These costs are allocated by the Owner to all its subsidiaries, including the Company, in a manner consistent with its historical accounting policies and procedures. Administrative service costs allocated by the Owner to the Company are disclosed in Note 5. Such expenses included in the accompanying statement of operations may not continue (or may differ materially) subsequent to the sale of the businesses of the Company to Ferrellgas. The financial statements, therefore, may not necessarily be indicative of the results of operations which would have occurred had the businesses sold to Ferrellgas been operated as a separate business during the periods presented.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates impacting the accompanying financial statements include the provisions for product liability and other claims and the allocation of administrative expenses by the Owner.

Cash
Cash includes demand deposit accounts and cash on hand located at retail locations.

Inventories
Inventories are stated at the lower of cost or market. The cost of propane inventories is determined using the first-in first-out method. The cost of appliance inventories and the cost of parts, fittings and other inventory is determined using the weighted-average method.

Property, plant and equipment
Property, plant and equipment is recorded at cost less accumulated depreciation. Expenditures for maintenance and routine repairs are expensed as incurred. Depreciation is calculated using the straight-line method based on the estimated useful lives of the assets, over a period of 3 to 30 years.

Intangible assets
Intangible assets consisting primarily of goodwill and noncompete agreements, are stated at cost, net of amortization calculated using the straight-line method over periods ranging from 3 to 30 years. In accordance with the Agreement, Ferrellgas did not assume the liabilities related to the noncompete agreements.

Long-lived assets
The Company, using its best estimates based on assumptions and projections that management believes to be reasonable and supportable, reviews for impairment long-lived assets, including intangible assets, to be held and used whenever events or changes in circumstances indicate that the carrying amount of such assets might not be recoverable. Such analysis is performed utilizing future estimated cash flows on an undiscounted basis.

Income taxes
The Company has been part of a consolidated group for income tax reporting purposes. Ferrellgas did not assume any income tax liabilities related to the Company in accordance with the Agreement. Management has estimated the benefit for income taxes reflected in the statement of operations to be sold based on an effective overall rate of 38%. Such effective rate represents management's estimate of the income tax benefit that the Company would have received on a separate-company basis.

Revenue recognition
Sales of propane are recognized when product is delivered to the customer. Revenue from the sale of propane appliances and equipment is recognized at the time of sale or installation, as applicable.

Prepayments by customers for future delivery (including level-pay plans) are deferred and included in accounts payable until such time the propane is delivered.

Adoption of new accounting standards

     The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133, as amended by SFAS No. 137, is required to be adopted by the Company beginning in the first quarter of calendar 2001. The Company is currently assessing its impact on its financial position, results of operations and cash flows.


2. SUPPLEMENTAL BALANCE SHEET INFORMATION

Inventories consist of (in thousands):

                                                                     September 30,       December 31,
                                                                          1999               1998

Propane gas                                                           $  4,505           $  3,190
Appliances                                                               5,520              5,195
Parts, fittings and other                                                6,070              5,832
-------------------------------------------------------------------------------------------------------------------
                                                                       $16,095            $14,217
------------------------------------------------------------------------------------------------------------------

In addition to inventories on hand, the Company also enters into contracts to buy product for supply purposes from the Owner. Nearly all such contracts have terms of less than one year and call for payment based on either fixed prices or market prices at date of delivery. As of September 30, 1999, the Company had committed to take delivery of approximately 54.3 million gallons at a fixed price for its estimated future retail propane sales. Management does not anticipate any material losses to result from these commitments.


Property, plant and equipment consist of (in thousands):

                                                                     September 30,       December 31,
                                                                          1999               1998

Land                                                                 $   6,563          $   6,694
Buildings and improvements                                              20,260             19,630
Transportation equipment                                                34,165             32,668
Equipment, primarily cylinders and tanks                               203,697            201,853
Office equipment and furnishings                                        20,623             19,047
Other                                                                      646              1,087
-------------------------------------------------------------------------------------------------------------------
                                                                       285,954            280,979
Less: accumulated depreciation                                         (92,291)           (82,678)
------------------------------------------------------------------------------------------------------------------
Net property, plant and equipment                                     $193,663           $198,301
------------------------------------------------------------------------------------------------------------------

Depreciation expense totaled $12,445,000, $15,890,000, and $13,776,000 for the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997, respectively.

In conjunction with the Agreement, approximately 60% of the propane tanks were sold for $135 million to Bank of America, N.A., as Administrative Agent, on December 17, 1999, and leased back on an operating basis to the Company. Such propane tanks are included in property, plant and equipment in the accompanying statements of net assets to be sold.
                                       6

Other current liabilities consist of (in thousands):

                                                                     September 30,       December 31,
                                                                          1999               1998

Accrued payroll and benefits                                           $ 2,846            $ 1,425
Accrued sales, use, franchise, and other taxes                           1,353              1,334
Other                                                                       20                442
------------------------------------------------------------------------------------------------------------------
                                                                        $4,219             $3,201
------------------------------------------------------------------------------------------------------------------

3. INTANGIBLE ASSETS

Intangible assets consist of (in thousands):

                                                                     September 30,       December 31,
                                                                          1999               1998

Goodwill                                                              $127,280            $126,850
Other intangible assets, including non-compete agreements               10,422               8,957
Less: Accumulated amortization                                         (27,494)            (22,976)
------------------------------------------------------------------------------------------------------------------
                                                                      $110,208            $112,831
------------------------------------------------------------------------------------------------------------------

As of September 30, 1999, the Company had thirty-one non-compete agreements in effect. Five agreements will expire in the next twelve months, ten will expire during the year ending December 31, 2001, thirteen will expire during the year ending December 31, 2002, two will expire during the year ending December 31, 2003 and the remaining agreement will expire during the year ending December 31, 2009. Amortization expense for non-compete agreements was $757,000, $945,000 and $1,030,000 for the nine months ended September 30, 1999 and the years ended
December 31, 1998 and 1997, respectively. Amortization expense for goodwill was $3,106,000, $4,256,000 and $3,918,000 for the nine months ended September 30,
1999 and the years ended December 31, 1998 and 1997, respectively.

4. OTHER ASSETS

Other assets consist of (in thousands):

                                                                     September 30,       December 31,
                                                                          1999               1998


Investments in joint ventures                                           $2,652             $1,211
Other                                                                       14                 15
-------------------------------------------------------------------------------------------------------------------
                                                                        $2,666             $1,226
------------------------------------------------------------------------------------------------------------------


Investments in joint ventures represent member interests of 50% in these entities and are accounted for using the equity method of accounting.

5. RELATED PARTY TRANSACTIONS

The Company was a wholly-owned subsidiary of the Owner. The Owner charged its subsidiaries, including the Company, for certain corporate administrative expenses, which are directly identifiable or allocable to the subsidiaries. Also included in the statements of operations to be sold of the Company are certain transactions with the Owner and its subsidiaries and affiliates. Details of such charges (credits) for the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997, respectively, are as follows (in thousands):





                                              9 Months ended          Year ended          Year ended
                                               September 30,          December 31,       December 31,
                                                  1999                   1998               1997

Corporate administrative expense                $ 8,949                $11,785          $  16,525
Sales                                              (346)                  (510)              (201)
Purchases                                        78,595                 97,385            153,271
Interest (income)/expense                        (1,362)                 5,829             10,697
Salary costs                                     31,473                 39,434             40,370
Benefit costs                                     7,192                  7,011              8,085

Balances due to or receivable from the Owner and its subsidiaries and affiliates were not acquired or assumed by Ferrellgas in accordance with the Agreement.

The Owner administered all salaries and benefits for employees of the Company. The actual salary expense and an allocation of the total cost of employee benefits incurred by the Owner are reflected above and are charged to operations of the Company. The benefits costs subject to allocation include, among other things, the cost of employer contributions to the Owner's defined contribution plan, pension expense attributable to Owner's defined benefit plan, payroll taxes and insurance benefits.

6. CASUALTY LOSSES AND LOSS CONTINGENCIES

In accordance with the Agreement, Ferrellgas did not assume any of the liabilities of the Company related to the following: a) casualty losses, b) loss contingencies, or c) potential cost of remediation for various environmental projects involving the retail fertilizer business, which Thermogas Company exited in 1996. Accordingly, the accompanying statements of net assets to be sold exclude accruals related to such items. However, expenses associated with casualty losses are included in the accompanying statements of operations to be sold and include worker's compensation claims, personal injury claims, property damage and vehicle damage. As of September 30, 1999, the Company is self-insured for losses less than $2 million. Prior to 1999, the Company was self-insured for losses less than $3 million. These self-insured losses totaled $0.8 million, $4.7 million and $7.6 million for the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997, respectively.

The Company is threatened with or named as a defendant in various lawsuits which, among other items, claim damages for product liability. It is not possible to determine the ultimate disposition of these matters; however, management is of the opinion that there are no known claims or contingent claims that are likely to have a material adverse effect on the results of the Company's financial position, results of operations, or cash flows.

7. COMMITMENTS

Certain property and equipment is leased under noncancellable operating leases which require fixed monthly rental payments and which expire at various dates through 2019. Rental expense under these leases totaled $846,000, $1,301,000 and $1,131,000 for the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997, respectively.

Future minimum lease commitments for such leases over each of the next five years and thereafter are as follows (in thousands):



------------------------------------------------------------------------------


2000                                                             $323
2001                                                              270
2002                                                              250
2003                                                              244
2004                                                              56
Thereafter                                                         9

The Company has a commitment to purchase certain transportation equipment for approximately $1.9 million as of September 30, 1999.

8. FINANCIAL INSTRUMENTS

Fair value
The carrying amount of current financial instruments approximates fair value because of the short-term maturity of the instruments.

Concentration
The Company purchases all of its propane inventory from a related company within The Williams Companies, Inc.


9. SUBSEQUENT EVENT

On December 17, 1999, the Company contributed certain assets and liabilities to a newly-formed entity, Thermogas LLC. After a series of transactions described below, Ferrellgas completed the acquisition of all of the member interests in Thermogas LLC from the Owner.

Immediately prior to the closing, the Thermogas LLC into a $183 million bridge loan and a $135 million operating tank lease financing with Bank of America, N.A. as Administrative Agent. Upon the funding of the loan, Thermogas LLC distributed approximately $123.7 million of the proceeds to the Owner. The remaining proceeds from the loan remained in the Company and were acquired by Ferrellgas. The proceeds from the operating tank lease of approximately $133.8 million, net of related financing costs, were distributed to the Owner.

After the funding of both the loan and the operating tank lease, Ferrellgas purchased all of the member interests in Thermogas LLC from the Owner in consideration for the issuance of senior common units representing limited partner interests of Ferrellgas with a face value of $175 million.